UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2026, Indaptus Therapeutics, Inc. (the “Company”) entered into warrant repricing agreements (the “Repricing Agreements”) with certain holders (the “Executing Holders”) of warrants to purchase an aggregate of 913,638 shares of common stock of the Company that were originally issued in financing rounds during 2024 and 2025 at exercise prices ranging from $8.30 to $47.60 (the “Executing Warrants”). Pursuant to the Repricing Agreements, the Company agreed to reduce the per share exercise prices of the Executing Warrants to $1.75, which is equal to the “Minimum Price” as calculated in accordance with the Nasdaq rules (the “Exercise Price Reduction”). As a condition to the Exercise Price Reduction, the Executing Holders agreed to enter into a voting agreement pursuant to which the Executing Holders agreed to vote all of the shares of common stock held by the Executing Holders in favor of all the proposals set forth on the agenda for the special stockholder meeting scheduled on February 26, 2026 or at a postponement or an adjournment thereof (the “Voting Agreement”).

In addition, on February 11, 2026, with respect to the remaining warrants and placement agent warrants to purchase an aggregate of 762,787 shares of common stock that were issued in the same financing rounds described above, the board of directors of the Company unilaterally reduced their per share exercise prices to $1.75.

Other than the reduction in the per share exercise price, all other terms and provisions of the warrants described above remain unchanged.

The foregoing description of the Repricing Agreements and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each, the forms of which are filed as Exhibit 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Warrant Repricing Agreement
10.2	Form of Voting Agreement
104	Cover Page Interactive Data File

Additional Information and Where to Find It

This Current Report may be deemed to be solicitation material in respect of the proposals at the Special Meeting of the Company to be held on February 26, 2026 (the “Proposals”). In connection with the Proposals, the Company has filed the Definitive Proxy Statement and may file other materials with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and stockholders are able to obtain the documents free of charge at the SEC’s website at www.sec.gov, or upon request from the Company’s Investor Relations contacts.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the Proposals. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A which was filed with the SEC on January 21, 2026 (the “Proxy Statement”). Please refer to the “Executive Compensation,” “Certain Relationships and Related Person Transactions,” and “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, is included in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer